UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional materials
[ ]	Soliciting Material Under Rule14a-12

Presidio Property Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	No fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 30, 2018, for Presidio Property Trust, Inc. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/PRESIDIOPT. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2018 Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 15, 2018. Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/PRESIDIOPT You must use the 12 digit control number located in the shaded gray box below. TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. ACCOUNT NO. SHARES The purpose of the Annual Meeting is to take action on the following proposals: The Board of Directors recommends that you vote “FOR” the following. The Board of Directors recommends that you vote “FOR” the following. 2. Ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. 1. Election of Directors Nominees 01 William H. Allen 03 Shirley Y. Bullard 05 Kenneth W. Elsberry 07 Sumner J. Rollings 02 David T. Bruen 04 Larry G. Dubose 06 Jack K. Heilbron 08 Thomas E. Schwartz Date: Wednesday, May 30, 2018 Time: 8:30 a.m. PDT Place: 1282 Pacific Oaks Place, Escondido, CA 92029 Presidio Property Trust, Inc. Notice of Annual Meeting Proxy Materials Available to View or Receive: 1. Proxy Statement 2. Annual Report For a Convenient Way to View Proxy Materials _ and _ VOTE Online go to: www.proxydocs.com/PRESIDIOPT Presidio Property Trust, Inc.